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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-96816 on Form S-8 of Central Garden & Pet Company of our report dated May 3, 1996 (which report includes an explanatory paragraph relating to the Plan's use of the modified cash basis of accounting), appearing in this Annual Report on 11-K of Central Garden & Pet Company Investment Growth Plan for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Francisco, California
June 25, 1996